Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, being the Chief Executive Officer and Chief Financial Officer, respectively, of JLM Industries, Inc. (the “Company”) do each hereby certify that to their knowledge on the date hereof:

(1) The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the “Report”) which this certification accompanies, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as at, and for the quarter ended on, June 30, 2003.

(3) As of the end of the period covered by this report there was no change in the Company’s internal control over financial reporting that occurred during the period covered by the report that has materially affected or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 14, 2003	/s/ JOHN L. MACDONALD
John L. Macdonald President and Chief Executive Officer

Dated: August 14, 2003	/s/ MICHAEL MOLINA
Michael Molina Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)